                                CODE OF ETHICS
                          Effective January 1, 2002

                                 INTRODUCTION

This Code of Ethics  (the  "Code") is based on the  principle  that you, as an officer or employee  of Allianz  Dresdner  Asset  Management  of America  L.P.
("ADAM") and its  divisions or its  subsidiaries,  including  Cadence  Capital
Management  LLC, NFJ Investment  Group L.P.,  PIMCO Equity Advisors LLC, OpCap
Advisors LLC,  Oppenheimer  Capital LLC, OCC  Distributors  LLC, Allianz Hedge
Fund  Partners  L.P.,  PIMCO  Allianz  Advisors LLC,  Allianz  Private  Client
Services LLC, PIMCO CD  Distributors  LLC, and PIMCO Funds Advisors LLC, PIMCO
Advisors Retail  Holdings LLC  (collectively,  ADAM or ADAM  Advisors),  owe a fiduciary  duty to the  shareholders  of the registered  investment  companies
(the Funds) and other clients  (together with the Funds, the Advisory Clients)
for which  ADAM  serves as an  adviser or  subadviser.  Accordingly,  you must avoid activities,  interests and relationships  that might interfere or appear to  interfere  with making  decisions  in the best  interests  of our Advisory
Clients.  If you are covered by another  code in the ADAM  Advisors or Allianz group of companies, this Code shall not apply to you.

      At all times, you must:

      1.    Place  the  interests  of our  Advisory  Clients  first.  In other words,  as a fiduciary  you must  scrupulously  avoid serving your own  personal  interests  ahead of the  interests  of our Advisory
            Clients.  You may not cause an Advisory Client to take action,  or not to take  action,  for your  personal  benefit  rather than the benefit of the Advisory  Client.  For example,  you would  violate this Code if you caused an Advisory  Client to purchase a security you  owned  for  the  purpose  of  increasing  the  price  of that
            Security.  Likewise, in connection with your regular functions and duties,  you  would  violate  this  Code  if you  made a  personal investment in a security that might be an  appropriate  investment for an Advisory  Client without first  considering the security as an investment for the Advisory Client.

            If you are an  employee  who,  in  connection  with  your  regular
            functions   and  duties,   makes  (or   participates   in  making)
            recommendations  regarding  the purchase or sale of  securities by any  Advisory  Client,  or  provides  information  or  advice to a
            Portfolio   Manager  or  helps   execute  a  Portfolio   Manager's
            recommendations,  you  will  be  deemed  a  "Portfolio  Employee".
            Generally,  Portfolio  Employees  include,  but is not limited to,
            Portfolio  Managers,   Research  Analysts,   Traders  and  certain
            personnel in operations.

            You will be deemed an "Access  Person" if you are an  employee  of an ADAM  Advisor  who may have  access to or  obtains  information regarding  the day-to day  investment  activities  of an  Advisory
            Client.

2.    Conduct all of your personal securities  transactions in full compliance
            with  this  Code  and  the  ADAM  Insider  Trading  Policy.   ADAM
            encourages  you and your  family to  develop  personal  investment programs.  However,  you must not take any  action  in  connection
            with  your  personal   investments   that  could  cause  even  the
            appearance  of unfairness or  impropriety.  Accordingly,  you must comply with the  policies and  procedures  set forth in this Code.
            In addition,  you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy and Procedures,  which is attached  to this Code as Appendix I.  Questions  regarding  these policies  and  procedures  should be  addressed  with  your  local compliance officer.

      3.    Avoid  taking  inappropriate   advantage  of  your  position.  The
            receipt of  investment  opportunities,  gifts or  gratuities  from persons  seeking  business  with ADAM  directly or on behalf of an
            Advisory  Client of an ADAM Advisor  could call into  question the independence of your business judgment.  In addition,  you may not use personal or account  information  of any client of ADAM except as  permitted  by ADAM's  Privacy  Policy  (Appendix  VIII to this
            Code).  Accordingly,   you  must  comply  with  the  policies  and
            procedures  set forth in this Code  under  the  heading  Fiduciary
            Duties.

THE FOLLOWING APPENDICES ARE ATTACHED TO THE CODE:

I. Insider Trading Policy and Procedures....................................13

II............................Form for Acknowledgement of Receipt of this Code
20

III.........Form for Initial and Annual Report of Personal Securities Holdings
21

IV...........Form for Reporting Brokerage Accounts and Non-Broker Transactions
23

V. Form for Annual Certification of Compliance with this Code...............25

VI Form for Preclearance of Personal Securities Transactions                26

VII. Form for Private Placements............................................27

VII Privacy Policy                                                          28

                                  Questions
Questions  regarding  this Code should be addressed  to your local  Compliance
Officer.  As of the effective date of this Code, the Compliance  Officers are:
Anne-Marie Pitale (Allianz Dresdner Asset Management of America,  PIMCO Equity
Advisors, Oppenheimer Capital, OCC Distributors,  Allianz Hedge Fund Partners,
PIMCO  Allianz   Advisors,   Allianz   Private  Client   Services,   PIMCO  CD
Distributors,  PIMCO Funds  Advisors,  PIMCO Advisors  Retail Holdings LLC and
OpCap  Advisors),  Virginia  Camp  (ADAM  (West),  Dave  Breed and Mary  Ellen
Melendez  (Cadence),  and Betty Holcomb and John Johnson (NFJ). The Compliance
Committee members are Frank Poli,  Anne-Marie Pitale,  Virginia Camp and Youse
Guia.

                       PERSONAL SECURITIES TRANSACTIONS

I.    GENERAL PROVISIONS

You may not engage in, or permit any other  person or entity to engage in, any purchase  or sale of any  security  of which  you  have,  or by  reason of the transaction will acquire,  Beneficial Ownership, unless (i) the transaction is in an exempt security,  (ii) the transaction is an Exempt Transaction or (iii)
you have complied with the procedures set forth in the Code.

Covered Securities
------------------

The following list identifies the "Securities"  that are deemed subject to the requirements of the Code:

Any note, stock,  treasury stock, bond,  debenture,  evidence of indebtedness, certificate  of interest or  participation  in any  profit-sharing  agreement, collateral-trust  certificate,  preorganization  certificate or  subscription,
transferable   share,   investment   contract,    voting-trust    certificate,
certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call, straddle,  option or privilege on any security  (including a certificate of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put,  call,  straddle,  option or  privilege  entered  into on a  national securities  exchange  relating  to  foreign  currency,  or,  in  general,  any interest or instrument  commonly  known as a security,  or any  certificate of interest or participation  in,  temporary or interim  certificate for, receipt for,  guarantee  of, or  warrant or right to  subscribe  to or  purchase,  any security.  The purchase or sale of a Security  includes,  among other  things, the  writing of an option to purchase  or sell a  Security.  It also  includes security  futures1 and futures and options on any group or index of Securities
(as defined in the Investment Company Act of 1940).

Transactions  in the following  securities  are exempt from the procedures set forth in the Code:

Commodities,  futures and options  traded on a commodity  exchange,  including currency futures.

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1  A security  future is a contract  of sale for future  delivery  of a single security or a narrow-based security index.

Beneficial Ownership
--------------------

For purposes of this Code,  Beneficial  Ownership  shall be interpreted in the same manner as the definition  contained in the provision of Section 16 of the
Securities Exchange Act of 1934 under Rule 16a-1(a)(2).

Generally,  you are considered to have  Beneficial  Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary  Interest in  Securities if you have the  opportunity  to directly  benefit or share in any profit  derived  from a  transaction  in the
Securities.

The  following  are  examples  of a  person  having  Beneficial  Ownership  of
Securities:

1.    Securities  held in the  name of the  officer  or  employee  of any ADAM
            Advisor.

2.    Securities  held by members of your  immediate  family  sharing the same household.

            Immediate   family   includes   any  spouse,   child,   stepchild,
            grandchild,  parent,  stepparent,  grandparent,  spouse,  sibling,
            mother-in-law,    father-in-law,    son-in-law,   daughter-in-law,
            brother-in-law, or sister-in-law, and  any adoptive relationship.

3.    Your interest as a general  partner in  Securities  held by a general or limited partnership.

4.    Your interest as a  manager-member  in the Securities  held by a limited liability company.

5.    Your  ownership of  Securities  as a trustee where either you or members of your immediate  family have a vested  interest in the principal or income of the trust.

6.    Your ownership of a vested beneficial interest in a trust.

7.    Your  status as a settlor of a trust,  unless the  consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not  have  an  indirect  Pecuniary  Interest  in  Securities  held by a corporation,  partnership,  limited liability company or other entity in which you hold an equity interest,  unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The  final  determination  of  Beneficial   Ownership  is  a  question  to  be
determined in light of facts for each particular case. If in doubt,  employees should consult with their local compliance officer.

Exempt Securities
-----------------

The following are Securities that are exempt from the  requirements  under the
Code ("Exempt Securities"):

1.    Direct  obligations of the  Government of the United  States,  including fixed income  securities  issued by agencies or  instrumentalities of, or are  unconditionally  guaranteed  by the  Government of the
            U.S.

2.    Bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high quality short-term debt instruments2.

3.    Shares of registered open-end investment companies.

4.    Shares of registered closed-end funds with the exception of Funds that are managed by ADAM. Closed-end Funds currently managed by ADAM are 1) Municipal Advantage Fund, 2) PIMCO Commercial Mortgage
            Trust, 3) PIMCO Municipal Income Fund, 4) PIMCO California
            Municipal Income Fund, 5) PIMCO New York Municipal Income Fund, 6)
            PIMCO Municipal Income Fund II, 7) PIMCO California Municipal
            Income Fund II; and 8) PIMCO New York Municipal Income Fund II.

5.    Exchange traded futures and options on broadly-based indices.

Exempt Transactions
-------------------

The following are  transactions  that are exempt from the  requirements of the
Code:

1.    Purchases or sales of up to $100,000  per  calendar  month per issuer of fixed-income Securities issued by U.S. corporations.

2.    Purchases or sales of up to $1,000,000  per calendar month per issuer of fixed-income Securities issued by qualified foreign governments3.

3.    Purchases of Securities under dividend reinvestment plans.

4.    Purchases of  Securities  by exercise of rights issued to the holders of a class of  Securities  pro rata,  to the  extent  they are issued with respect to Securities of which you have Beneficial Ownership.

5.    Acquisitions  or  dispositions  of  Securities  as the result of a stock
            dividend,    stock   split,    reverse   stock   split,    merger,
            consolidation,  spin-off or other similar  corporate  distribution or  reorganization  applicable  to  all  holders  of  a  class  of
            Securities of which you have Beneficial Ownership.

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      2Defined as any instrument  that has a maturity at issuance of less than
      366 days and that is rated by one of the two highest  rating  categories by a Nationally  Recognized  Statistical Rating Organization,  including repurchase agreements.
      3A qualified foreign government is a national  government of a developed country  with  outstanding  fixed-income  securities  in excess of fifty billion dollars.

          *6.   Purchases  or  sales  of  up  to  2,000  shares  per  day  per issuer, of large-cap issuers4.

          *7.  Purchases  or  sales  of  up  to  the  lesser  of  1000  shares or $10,000 per calendar
                        week,  per  issuer,  of stock of  issuers  other  than
large-cap issuers.

            *Employees  that  are  permitted  to  effect   transactions  under
            exemption 6 & 7 are hereby  referred to as  "Non-Access  Persons".
            Exemptions  6 and 7 do not  apply to  employees  of  PIMCO  Equity
            Advisors  and  Allianz  Private  Client  Services  as  well  as to
            employees   that  have  been   identified  as  Access  Persons  or
            Portfolio  Employees of other ADAM  Advisors.  Such Employees must preclear all transactions unless otherwise exempt under the Code.

8.    For employees of NFJ,  shares of any issuer not owned in NFJ's  Advisory
            Client's  accounts  and  not  contemplated  for  purchase  for any
            Advisory  Clients,  based  upon  the  determination  by  NFJ  that because of the investment  objectives and policies of the Advisory
            Clients,  such securities are not eligible for purchase by NFJ for the Advisory Clients.

9.    Dispositions  of  Securities  of  a  private  issuer,   subject  to  the
            restrictions on participation  in private  placements set forth in the Code under Private Placements.

10.   Short  sales,  puts,  calls,  straddles,  or  options  of  any  Security otherwise  permitted  pursuant to the  provisions  in the Code. If
            you  are  a  Portfolio   Employee  of  any  ADAM   Advisor  or  an
            Oppenheimer  Capital  employee,  you are not  permitted  to effect such transactions.  Please refer to the section "Puts, Call, Short
            Sales".

11.   Other specific  transactions as may be exempted by a Compliance  Officer or the Compliance  Committee based upon a  determination  that the transaction(s)  do not  interfere  or  appear  to  interfere  with making decisions in the best interest of our advisory clients.  On a  case-by-case  basis,  a  Compliance  Officer or the  Compliance
            Committee  may  exempt  a  specific  transaction  from  any of the provisions  of this Code  except the  provisions  set forth  below under  Reporting.  All requests to exempt a transaction must be in writing  and  forwarded  to  your  local  compliance  officer  for approval prior to your executing the transaction.

                                   CAUTION

Qualified  foreign  governments,  large-cap  issuers and broadly based indices may change from time to time. Accordingly,  you may purchase Securities deemed to be an Exempt  Transaction only to find that when you wish to sell them, you may not do so without prior approval from your local Compliance Officer.
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4A large-cap issuer is an issuer with a total market  capitalization in excess of one  billion  dollars  and an  average  daily  trading  volume  during  the preceding calendar quarter,  on the principal  securities  exchange (including
NASDAQ)  on which  its  shares  are  traded,  in  excess  of  100,000  shares.
Information  concerning  large-cap  issuers is available on the  Internet.  If you are unsure whether a security is a large-cap  issue,  contact a Compliance
Officer.

Preclearance Requirements
-------------------------

1.    All officers and  employees of an ADAM  Advisor,  with the  exception of
            Non-Access   Persons,   must  preclear  all  personal   securities
            transaction  by submitting a completed  PreClearance  Request Form
            (Appendix  VI)  to  designated  preclearance  personnel5.   Exempt
            Securities  and Exempt  Transactions,  as defined in the Code, are not subject to preclearance requirements.

2.    Securities  may not be  purchased or sold by an employee if, at the time of  preclearance,  there  is a  pending  buy or sell  order on the relevant  trading desk on behalf of an Advisory Client in the same
            Security or an equivalent Security6.

3.    The  Securities  may  not be  purchased  or  sold  if,  at the  time  of preclearance,  you knew or  should  have  known  that an  Advisory
            Client  would be trading  in the same  security  or an  equivalent
            Security on the same day or in the next seven days.

4.    If you are a Portfolio  Employee  (or a person that has been  identified as having access to the same information,  i.e. Portfolio Manager,
            Research  Analyst,  Trader,  Operations),  you may not purchase or sell Securities  during the period beginning seven days before and ending  seven  days  after  the day on  which an  Advisory  Client trades in the same Security or an equivalent Security7.

            NOTE;  If you are a Portfolio  Employee (or a person that has been identified  as  having  access to the same  information),  and you preclear a Securities  transaction prior to the commencement of an
            Advisory  Client  trading in the same  Security  or an  equivalent
            Security,  it may not be deemed a  violation  of this Code  unless you knew or should have known that the  Advisory  Client  would be trading in that  Security or an equivalent  Security  within seven days after your trade.

5.    If you are an officer or employee of Oppenheimer  Capital,  preclearance may be granted if, in comparing  the net value of OpCap's  trading in the  Security  to the total  market  volume of  trading  in the
            Security:  (i) the net volume of OpCap's  trading in the  Security amounts to less than 1% of the total  market  volume of trading in the  Security  for the past  five  days;  (ii) the net  volume  of
            OpCap's  trading  in the  Security  amounts to less than 1% of the total volume of trading in the Security for the previous  day; and
            (iii)  OpCap  has not  transacted  in the  Security  on the day of preclearance  and has no  pending  orders in the  Security  at the time of preclearance..

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5If you are an officer or employee of PIMCO Equity  Advisors,  Allianz Private
Client  Services  or have been  identified  as an Access  Person or  Portfolio
Employee  of an ADAM  Advisor,  you are  required  to submit the  PreClearance
Request  Form  to the  relevant  Trading  Desk  for  approval,  prior  to your effecting  the purchase or sale.  The Trading  Department  must  preclear your trade in  writing,  and the  purchase or sale must be executed by the close of business  on the  day  preclearance  is  given.  Preclearance  forms  must  be submitted immediately upon trade execution to the Compliance Department.

6An equivalent  Security of a given  Security is (i) a Security  issuable upon exercise,  conversion  or  exchange  of the given  Security,  (ii) a  Security exercisable  to  purchase,  convertible  into or  exchangeable  for the  given
Security,  or (iii) a Security otherwise  representing an interest in or based on the value of the given Security.

7NFJ Investment Group L.P. is subject to a three day period.

                           Initial Public Offerings
                           ------------------------

If you are a Portfolio Employee,  you may not acquire Beneficial  Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

                              Private Placements
                              ------------------

If you are a Portfolio Employee,  you may not acquire Beneficial  Ownership of any  Securities  in a  private  placement8,  unless  you have  received  prior written  approval  from the  local  CIO and  your  local  compliance  officer.
Approval  will  be not be  given  unless  a  determination  is made  that  the investment  opportunity  should  not be  reserved  for  one or  more  Advisory
Clients,  and that the  opportunity  to  invest  has not been  offered  to you solely by virtue of your position.  The form for requesting  private placement approval is attached to this Code (Appendix VII).

If you are a Portfolio Employee and you have acquired Beneficial  Ownership of
Securities in a private placement,  you must disclose your investment when you play a part in any  consideration  of an investment  by an Advisory  Client in the issuer of the  Securities,  and any  decision  to make such an  investment must be  independently  reviewed  by a  Portfolio  Manager  who  does not have
Beneficial Ownership of any Securities of the issuer.

Due to the  nature of their  business,  employees  of the  Allianz  Hedge Fund
Partners are subject to separate  procedures  that are consistent  with ADAM's fiduciary obligations and policy set forth above.

                          Short-Term Trading Profits
                          --------------------------

If you are a  Portfolio  Employee,  you may not profit from the  purchase  and sale, or sale and purchase,  within 60 calendar  days, of the same  Securities or  equivalent  Securities  (other than Exempt  Securities)  of which you have
Beneficial  Ownership.  Any such short-term trade must be unwound,  or if that
is  not   practical,   the  profits  must  be   contributed  to  a  charitable
organization.

You are  considered  to profit from a short-term  trade if Securities of which you have  Beneficial  Ownership  are sold for more than the purchase  price of the same  Securities  or  equivalent  Securities,  even though the  Securities purchased  and the  Securities  sold are held of  record  or  beneficially  by different persons or entities.

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8A private issuer is a corporation,  partnership, limited liability company or other  entity  which has no  outstanding  publicly-traded  Securities,  and no outstanding Securities which are exercisable to purchase,  convertible into or
exchangeable  for  publicly-traded   Securities.   You  will  have  Beneficial
Ownership of Securities  held by a private issuer whose equity  Securities you hold, unless you are not a controlling  equity holder and do not have or share investment control over the Securities held by the entity.

                           Puts, Calls, Short Sales
                           ------------------------

If you  are a  Portfolio  Employee  of any  ADAM  Advisor  or an  employee  of
Oppenheimer  Capital,  you are prohibited  from  transactions  involving puts, calls,  straddles,  options and/or short sales except for Exempt Transactions,
transactions  in  Exempt  Securities  or  transactions   involving  a  program
approved by the local CIO and compliance officer.

                 Use of Broker-Dealers and Brokerage Accounts

To assist in the  implementation of the Code and to aid in meeting  regulatory requirements,  all employees of ADAM Advisors that are located in the New York and certain employees in the Stamford offices,  must, with limited exceptions, maintain all  brokerage  and trading  accounts in which they have an interest, with a designated broker, currently Charles Schwab & Co.

A new  employee  is required to  transfer  his/her  account to the  designated broker within a reasonable  period of time from their initial  commencement of employment  with an ADAM  Advisor.  Employees  are  responsible  for all costs associated with  transferring  accounts.  When you begin your employment at an
ADAM  Advisor,  and  annually  thereafter  on request,  you must  complete and submit the "Initial and Annual Report of Personal  Security  Holdings"  within
10 days  following  the  commencement  of  employment  with  an  ADAM  Advisor
(Appendix  III).  If you are a new  employee and still  maintain  non-approved brokerage account(s) without appropriate  approval,  you must disclose this to
Compliance immediately.

All employees that, upon approval from Compliance,  hold brokerage  account(s)
other than with a designated  broker,  are responsible  for  instructing  each broker-dealer  that  holds  an  account,  to  send  duplicate  copies  of  all transaction  confirmations  and statements  directly to your local  compliance department.  This  requirement  does not apply to  accounts  that 1) are fully managed by a third party, 2) exclusively  hold Exempt  Securities,  and 3) are held at a mutual fund company.

Most brokers  require  that an ADAM Advisor  provide a "Rule 407" letter which acknowledges  that your account is held by such broker and  requests  that the broker provide the relevant  compliance  department  duplicate  statements and confirms.  Your local  compliance  officer  will  execute  this letter for any account that has been approved by Compliance.

Employees are permitted to maintain fully  discretionary,  managed  account(s)
at any brokerage  house/investment  advisor. These accounts are not subject to the Code but require approval by Compliance.

                         REPORTING AND CERTIFICATION

Initial and Annual Reports

When you begin your employment at an ADAM Advisor,  and annually thereafter on request,  you must  complete  and submit  the  "Initial  and Annual  Report of
Personal  Security  Holdings"  within 10 days  following the  commencement  of employment as well as 10 days following the annual request (Appendix III).

Reporting of Transactions and Brokerage Accounts

You  are  required  to  report  all  brokerage  accounts  and  all  Securities
Transactions that are not transactions in Exempt Securities.  To satisfy these requirements;  (i) you must ensure  that each  registered  broker-dealer,  who maintains  a  non-designated  Schwab  account  for  Securities  that  you have
Beneficial Ownership,  to provide your local compliance officer with duplicate copies  of  confirmations  and  statements  within  10 days of the end of each calendar quarter.
The  confirmations  and  statements  required  above must,  in the  aggregate, provide enough detail that would show the name of the broker,  account number, date of  transaction,  whether it was a  buy/sell,  security  name,  amount of
transaction,   and  the  price.   If  the  broker  cannot  provide   duplicate
confirmations and statements,,  you must then complete and submit a "Brokerage
Account and Non-Broker  Transaction  Report" within 10 days of the end of each calendar quarter (Appendix IV).

Certificate of Compliance with the Code

As a newly hired  employee of an ADAM Advisor,  you must certify that you have read,  understand  and will comply with the Code.  A form for this  purpose is attached to this Code as Appendix II.

As a continuing  employee of an ADAM Advisor,  you must annually  certify that you have read,  understand,  have  complied  with and will  continue to comply with the Code. A form for this purpose is attached to the Code as Appendix V.

                               FIDUCIARY DUTIES
Gifts

You may not accept any investment  opportunity,  gift, gratuity or other thing of more than nominal value,  from any person or entity that does business,  or desires  to do  business,  with an ADAM  Advisor  directly  or on behalf of an
Advisory  Client.  You may accept  gifts from a single  giver so long as their aggregate  annual  value  does not  exceed  the  equivalent  of $100.  You may attend  business  meals,  business  related  conferences,  sporting events and other  entertainment  events at the expense of a giver, so long as the expense is  reasonable  and both you and the giver are present.  You must obtain prior written  approval from your supervisor (the person to whom you report) for all
air  travel,   conferences,   and  business  events  that  require   overnight
accommodations.  You must  provide  a copy of such  written  approval  to your local compliance officer.

Service as a Director

If you are a Portfolio  Employee,  you may not serve on the board of directors or  other  governing  board  of a  publicly  traded  entity,  unless  you have received  the prior  written  approval  of the Chief  Legal  Officer  of ADAM.
Approval  will not be given unless a  determination  is made that your service on the board would be consistent  with the interests of the Advisory  Clients.
If you are permitted to serve on the board of a publicly  traded  entity,  you will be isolated from those Portfolio Employees who make investment  decisions with respect to the  securities  of that entity,  through a "Chinese  Wall" or other procedures.

Privacy Policy

You must abide by the ADAM's  Privacy  Policy (the "Privacy  Policy") which is attached  to this Code of Ethics  as  Appendix  VIII.  The  Privacy  Policy is
designed  to  protect  personal  and  account   information  of  clients  from
disclosure  to  any  non-affiliated  third  parties,  except  as  required  or permitted  by law or  certain  circumstances  and when  duly  authorized  by a
compliance   officer  or  director  of  ADAM.  You  will  be  responsible  for
attesting  to  your   compliance  with  the  Privacy  Policy  in  your  Annual
Certification of Compliance.

Remedial Actions

ADAM reserves the right to cancel any trade  (without  prior notice and at the employee's  expense) or to instruct  the employee to cancel a trade at his/her expense.  Doubtful  situations  will be resolved by restricting the employee's trading  privileges  or ADAM may  suspend  or revoke  the  employee's  trading privileges at any time.  Employee  trading  violations can result in penalties ranging from  cancellation  of an offending  trade to  termination  of his/her employment.  Any loss  from an  impermissible  trade  will be  charged  to the employee  and any  profits  will be  forfeited.  Violations  may also  lead to civil or criminal proceedings and penalties.

                      REPORTS TO MANAGEMENT AND TRUSTEES

Reports of Significant Remedial Action

The Chief  Legal  Officer  of ADAM or his  delegate  will,  on a timely  basis inform the  management  of ADAM and trustees of each Fund which is an Advisory
Client an ADAM Advisor, of each significant  remedial action taken in response to a violation of this Code. A  significant  remedial  action means any action that has a significant financial effect on the violator,  such as disgorgement of  profits,  imposition  of  a  significant  fine,  demotion,  suspension  or termination.

Annual Reports

The Chief Legal  Officer of ADAM or his delegate  will report  annually to the management  of ADAM and the trustees of each Fund which is an Advisory  Client of an ADAM Advisor,  regarding  efforts to ensure compliance by the directors, officers  and  employees of ADAM and its  affiliates  that are subject to this
Code.

The annual report will, at a minimum:

      1.    Describe  any  issues   arising   under  the  Code  of  Ethics  or
            procedures since the last report to the trustees,  as the case may be,  including,  but not limited to,  information  about  material violations  of the Code or  procedures  and  sanctions  imposed in response to the material violations; and;

      2.    Certify that ADAM,  and its  affiliates,  have adopted  procedures reasonably  necessary to prevent all employees  from violating the
            Code.

                                                                    APPENDIX I

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                    INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.    Policy Statement on Insider Trading

Allianz  Dresdner Asset  Management of America L.P.  ("ADAM") and its division or its  subsidiaries,  including  Cadence Capital  Management,  NFJ Investment
Group,  PIMCO Equity  Advisors LLC,  OpCap Advisors LLC,  Oppenheimer  Capital
LLC, OCC  Distributors  LLC,  Allianz Hedge Fund Partners L.P.,  PIMCO Allianz
Advisors LLC, Allianz Private Client Services LLC, PIMCO CD Distributors  LLC,
and  PIMCO  Funds  Advisors  LLC,  collectively,  the  Company,  ADAM  or ADAM
Advisors)  forbid any of their officers,  directors or employees from trading, either  personally  or on behalf of others (such as,  mutual funds and private accounts  managed by an ADAM  Advisor),  on the basis of  material  non-public information  or  communicating  material  non-public  information to others in violation  of the law.  This  conduct is  frequently  referred  to as "insider trading".  This is a group wide policy.

The term "insider trading" is not defined in the federal  securities laws, but generally is used to refer to the  situation  when a person trades while aware
of  material   non-public   information  or  to   communications  of  material
non-public information to others in breach of a duty of trust or confidence.

While the law  concerning  insider  trading  is not  static,  it is  generally understood that the law prohibits:

(1)         trading  by  an  insider,  while  aware  of  material,  non-public information; or

(2)         trading by a  non-insider,  while  aware of  material,  non-public
            information,   where  the   information   was   disclosed  to  the
            non-insider   in  violation  of  an  insider's  duty  to  keep  it
            confidential; or

(3)         communicating  material,   non-public  information  to  others  in
            breach of a duty of trust or confidence.

This policy  applies to every such officer,  director and employee and extends to activities  within and outside their duties at the Company.  Every officer, director  and  employee  must  read and  retain  this  policy  statement.  Any questions  regarding  this policy  statement  and the related  procedures  set forth herein should be referred to your local compliance officer.

The remainder of this  memorandum  discusses in detail the elements of insider trading,  the penalties for such unlawful  conduct and the procedures  adopted by the Company to implement its policy against insider trading.

1.    TO WHOM DOES THIS POLICY APPLY?
      ------------------------------

This  Policy  applies to all  employees,  officers  and  directors  (direct or indirect) of the Company ("Covered  Persons"),  as well as to any transactions in any securities  participated in by family  members,  trusts or corporations controlled by such persons.  In particular,  this Policy applies to securities transactions by:

      the Covered Person's spouse;
      the Covered Person's minor children;
      any other relatives living in the Covered Person's household;
      a trust in which the Covered  Person has a beneficial  interest,  unless such
      person has no direct or indirect control over the trust;
      a trust as to which the Covered Person is a trustee;
      a revocable trust as to which the Covered Person is a settlor;
      a corporation of which the Covered Person is an officer, director or
      10% or greater stockholder; or
      a partnership of which the Covered Person is a partner (including most investment  clubs)  unless the Covered  Person has no direct or indirect control
      over the partnership.

2.    WHAT IS MATERIAL INFORMATION?
      ----------------------------

Trading  on  inside  information  is not a  basis  for  liability  unless  the information  is  material.  "Material  information"  generally  is  defined as information  for which there is a  substantial  likelihood  that a  reasonable investor  would  consider  it  important  in  making  his  or  her  investment decisions,  or  information  that is reasonably  certain to have a substantial effect on the price of a company's securities.

Although there is no precise,  generally  accepted  definition of materiality, information  is likely to be "material" if it relates to  significant  changes affecting such matters as:

         dividend or earnings expectations;
         write-downs or write-offs of assets;
         additions to reserves for bad debts or contingent liabilities;
         expansion or curtailment of company or major division operations;
         proposals  or   agreements   involving  a  joint   venture,   merger,
acquisition,
           divestiture, or leveraged buy-out;
         new products or services;
         exploratory, discovery or research developments;
         criminal indictments, civil litigation or government investigations;
         disputes with major suppliers or customers or significant changes in the relationships with such parties;
         labor disputes including strikes or lockouts;
         substantial changes in accounting methods;
         major litigation developments;
         major personnel changes;
         debt service or liquidity problems;
         bankruptcy or insolvency;
         extraordinary management developments;
         public offerings or private sales of debt or equity securities;
         calls, redemptions or purchases of a company's own stock;
         issuer tender offers; or
         recapitalizations.

Information  provided by a company  could be material  because of its expected effect  on a  particular  class  of  the  company's  securities,  all  of  the company's securities,  the securities of another company, or the securities of several companies.  Moreover,  the resulting  prohibition  against the misuses of "material"  information  reaches all types of securities  (whether stock or other equity interests,  corporate debt, government or municipal  obligations, or commercial  paper) as well as any option  related to that security (such as a put, call or index security).

Material  information  does not have to relate to a  company's  business.  For example,  in  Carpenter  v. U.S.,  108 U.S.  316  (1987),  the  Supreme  Court
              ---------     ----
considered  as  material   certain   information   about  the  contents  of  a
forthcoming  newspaper  column that was expected to affect the market price of a security.  In that case,  a reporter  for The Wall Street  Journal was found
                                            ------------------------
criminally  liable for  disclosing to others the dates that reports on various companies  would  appear in the  Journal and whether  those  reports  would be
                                 -------
favorable or not.

3.    WHAT IS NON-PUBLIC INFORMATION?
      ------------------------------

In order for issues concerning insider trading to arise,  information must not only be  "material",  it must be  "non-public".  "Non-public"  information  is
                                   ----------
information  which  has  not  been  made  available  to  investors  generally.
Information  received  in  circumstances  indicating  that  it is  not  yet in general  circulation  or where the  recipient  knows or  should  know that the information  could only have been  provided  by an  "insider"  is also  deemed
"non-public" information.

At  such  time  as  material,  non-public  information  has  been  effectively distributed  to the  investing  public,  it is no longer  subject  to  insider trading restrictions.  However, for "non-public"  information to become public
information,   it  must  be  disseminated   through  recognized   channels  of
distribution designed to reach the securities marketplace.

To show that "material"  information is public, you should be able to point to some fact verifying that the information has become generally  available,  for example,  disclosure in a national  business and  financial  wire service (Dow
Jones or Reuters),  a national news service (AP or UPI), a national  newspaper
(The  Wall  Street  Journal,  The New York  Times or  Financial  Times),  or a
----------------------------  -------------------     ----------------
publicly  disseminated  disclosure document (a proxy statement or prospectus).
The  circulation  of  rumors  or  "talk  on the  street",  even  if  accurate, widespread  and  reported  in the media,  does not  constitute  the  requisite public  disclosure.  The  information  must  not only be  publicly  disclosed, there  must also be  adequate  time for the  market  as a whole to digest  the information.  Although  timing may vary  depending upon the  circumstances,  a good rule of thumb is that  information  is  considered  non-public  until the third business day after public disclosure.

Material   non-public   information   is  not   made   public   by   selective
dissemination.    Material   information    improperly   disclosed   only   to
institutional  investors or to a fund  analyst or a favored  group of analysts retains its status as "non-public"  information which must not be disclosed or otherwise  misused.  Similarly,  partial disclosure does not constitute public dissemination.  So long as any material component of the "inside"  information possessed by the Company has yet to be publicly disclosed,  the information is deemed "non-public" and may not be misused.

Information  Provided  in  Confidence.   It  is  possible  that  one  or  more
-------------------------------------
directors,  officers,  or  employees of ADAM may become  temporary  "insiders"
because of a duty of trust or  confidence.  A duty of trust or confidence  can arise:  (1) whenever a person agrees to maintain  information  in  confidence;
(2)  when  two  people  have  a  history,  pattern,  or  practice  of  sharing confidences  such that the  recipient of the  information  knows or reasonably should know that the person communicating the material non-public  information expects that the recipient will maintain its confidentiality;  or (3) whenever a person  receives or obtains  material  non-public  information  from certain close family  members such as spouses,  parents,  children and  siblings.  For example,  personnel at ADAM may become insiders when an external source,  such as a company whose  securities are held by one or more of the accounts managed by an  ADAM  Advisor,  discloses  material,  non-public  information  to  ADAM
Advisor's  portfolio  managers  or  analysts  with  the  expectation  that the information will remain confidential.

As an  "insider",  ADAM has a duty not to breach  the trust of the party  that has  communicated  the  "material,  non-public"  information  by misusing that information.  This duty may arise  because an ADAM  Advisor has entered or has been invited to enter into a commercial  relationship with the company, client or prospective  client and has been given access to  confidential  information solely for the  corporate  purposes  of that  company,  client or  prospective
client.   This  duty  remains  whether  or  not  an  ADAM  Advisor  ultimately participates in the transaction.

Information  Disclosed in Breach of a Duty.  Analysts and  portfolio  managers
------------------------------------------
at  an  ADAM  Advisor  must  be  especially  wary  of  "material,  non-public"
information  disclosed  in  breach  of  corporate  insider's  duty of trust or confidence that he or she owes the corporation  and  shareholders.  Even where there is no expectation of  confidentiality,  a person may become an "insider"
upon  receiving  material,  non-public  information in  circumstances  where a person  knows,  or  should  know,  that  a  corporate  insider  is  disclosing information  in breach of a duty of trust and  confidence  that he or she owes the  corporation and its  shareholders.  Whether the disclosure is an improper
"tip" that renders the  recipient a "tippee"  depends on whether the corporate insider expects to benefit  personally,  either  directly or indirectly,  from the  disclosure.  In the  context of an  improper  disclosure  by a  corporate insider,  the requisite  "personal benefit" may not be limited to a present or future monetary gain.  Rather,  a prohibited  personal benefit could include a reputational  benefit,  an  expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may,  depending  on the  circumstances,  also become an  "insider" or
"tippee" when he or she obtains apparently  material,  non-public  information
by  happenstance,   including  information  derived  from  social  situations, business gatherings, overheard conversations,  misplaced documents, and "tips"
from insiders or other third parties.

4.    IDENTIFYING MATERIAL INFORMATION
      --------------------------------

Before  trading for  yourself or others,  including  investment  companies  or private accounts managed by the Company,  in the securities of a company about which you may have potential material,  non-public  information,  ask yourself the following questions:

i.    Is this information that an investor could consider  important in making his  or  her  investment  decisions?  Is  this  information  that  could substantially  affect the market  price of the  securities  if generally disclosed?

ii.   To whom has this  information  been provided?  Has the information  been effectively  communicated  to the marketplace by being published in The
                                                                          ----
      Financial Times,  Reuters, The Wall Street Journal or other publications
      ---------------   -------  -----------------------
      of general circulation?

Given the  potentially  severe  regulatory,  civil and  criminal  sanctions to which you the  Company  and its  personnel  could be  subject,  any  director, officer  and  employee  uncertain  as to  whether  the  information  he or she possesses is "material  non-public"  information  should  immediately take the following steps:

i.    Report  the  matter  immediately  to a  Compliance  Officer or the Chief
      Legal Officer of ADAM;

ii.   Do not purchase or sell the  securities on behalf of yourself or others, including  investment  companies or private  accounts managed by an ADAM
      Advisor; and

iii.  Do not communicate the information inside or outside the Company,  other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the  Compliance  Officer or Chief Legal  Officer has reviewed the issue, you will be  instructed  to  continue  the  prohibitions  against  trading and communication or will be allowed to trade and communicate the information.

5.    PENALTIES FOR INSIDER TRADING
      -----------------------------

Penalties for trading on or communicating  material non-public information are severe,  both for  individuals  involved  in such  unlawful  conduct and their employers.  A person  can be  subject  to some or all of the  penalties  below even if he or she does not personally  benefit from the  violation.  Penalties include:  civil  injunctions,  treble damages,  disgorgement of profits,  jail sentences,  fines for the person who  committed  the  violation of up to three times,  the profit gained or loss avoided,  whether or not the person actually benefited,  and fines for the  employer or other  controlling  person of up to the greater of  $1,000,000  or three times the amount of the profit  gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.    Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers,  directors and employees of an ADAM Advisor in avoiding  insider  trading,  and to aid an
ADAM Advisor in preventing,  detecting and imposing  sanctions against insider trading.  Every officer,  director and employee of an ADAM Advisor must follow these procedures or risk serious sanctions,  including dismissal,  substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
-----------------------------------------------

1.    No employee, officer or director of  the Company who  is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of  the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2.    No  employee,  officer  or  director  of the  Company  who is  aware  of material  non-public  information  which relates to any other company or entity in  circumstances in which such person is deemed to be an insider or is otherwise  subject to  restrictions  under the federal  securities laws  may buy or sell  securities  of that  company  or  otherwise  take
      advantage  of,  or  pass  on  to  others,   such   material   non-public
      information.

3.    No  employee,  officer or director of ADAM shall  engage in a securities transaction  with  respect to the  securities  of Allianz AG,  except in
                                                                     ------
      accordance with the specific  procedures  published from time to time by
      ADAM.

4.    No  employee  shall  engage in a personal  securities  transaction  with respect to any  securities  of any other  company,  except in accordance
                                                          ------
      with the specific procedures set forth in ADAM's Code of Ethics.

5.    Employees shall submit reports  concerning  each securities  transaction in  accordance  with the terms of the Code of Ethics  and  verify  their personal  ownership of securities in accordance  with the procedures set forth in the Code of Ethics.

6.    Because even inadvertent  disclosure of material non-public  information
      to  others  can  lead  to  significant  legal  difficulties,   officers,
      directors  and  employees  of ADAM should not  discuss  any  potentially material  non-public  information  concerning  ADAM or other  companies,
      including   other   officers,   employees  and   directors,   except  as
      specifically required in the performance of their duties

B.    Chinese Wall Procedures

The Insider  Trading and Securities  Fraud  Enforcement Act in the US requires the establishment and strict enforcement of procedures  reasonably designed to
prevent the misuse of "inside" information1.   Accordingly,   you  should  not
discuss  material  non-public  information  about ADAM or other companies with anyone,  including other  employees,  except as required in the performance of your  regular  duties.  In  addition,  care  should  be  taken  so  that  such information  is secure.  For example,  files  containing  material  non-public information  should be sealed;  access to computer files  containing  material non-public information should be restricted.

C.    Resolving Issues Concerning Insider Trading

The federal securities laws,  including the US laws governing insider trading, are  complex.  If you have any doubts or questions  as to the  materiality  or non-public  nature  of  information  in  your  possession  or as to any of the applicability or  interpretation  of any of the foregoing  procedures or as to the  propriety  of any action,  you should  contact your  Compliance  Officer.
Until  advised to the contrary by a  Compliance  Officer,  you should  presume that the  information  is material and  non-public and you should not trade in the securities or disclose this information to anyone.

                                                                   APPENDIX II

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                            ACKNOWLEDGMENT CERTIFICATION

                                CODE OF ETHICS
                                     and
                       INSIDER TRADING POLICY AND PROCEDURES

I  hereby  certify  that I have  read  and  understand  the  attached  Allianz
Dresdner  Asset  Management  of America's  Code of Ethics and Insider  Trading
Policy  and  Procedures.  Pursuant  to  such  Code,  I  recognize  that I must disclose or report all personal securities holdings and transactions  required to be disclosed or reported  thereunder  and comply in all other respects with the  requirements  of the  Code.  I also  agree to  cooperate  fully  with any investigation  or inquiry as to whether a possible  violation of the foregoing
Code has occurred2. I  understand  that any  failure to comply in all  aspects with the foregoing  and these  policies and  procedures  may lead to sanctions including dismissal.

Date: __________________________    ______________________________
                                    Signature

                                    ------------------------------
                                    Print Name

                                                                  APPENDIX III

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                         INITIAL AND ANNUAL REPORT OF
                         PERSONAL SECURITIES HOLDINGS

In accordance with the Allianz  Dresdner Asset Management of America's Code of
Ethics,   please  provide  a  list  of  all  Securities   (other  than  Exempt
Securities)  in  which  you or any  account,  in which  you  have a  Pecuniary
Interest,  has a  Beneficial  Interest and all  Securities  (other than Exempt
Securities) in non-client  accounts for which you make  investment  decisions.
This includes not only  securities  held by brokers,  but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)   Name of employee:                   ____________________________

(2)   SSN:                                __________-______-__________

(3)   If different than #1, name of the person
      in whose name the account is held:        ____________________________

(4)   Relationship of (3) to (1):               ____________________________

(5)   Broker(s) at which Account is Maintained: ____________________________

                                          ----------------------------

                                          ----------------------------

                                          ----------------------------

(6)   Account Number(s):                        ____________________________

                                          ----------------------------

                                          ----------------------------

                                          ----------------------------

(7)   Telephone number(s) of Broker:            ____________________________

                                          ----------------------------

                                          ----------------------------

                                                       Appendix III - (cont'd)

(8)   For each  account,  attach your most recent  account  statement  listing
      Securities in that  account.  This  information  must be current as of a date no more than 30 days before this  report is  submitted.  If you own
      Securities that are not listed in an attached  account  statement,  list them below:

      Name of Security*     Quantity      Value         Custodian

1.    __________________    ___________   ___________   ___________________

2.    __________________    ___________   ___________   ___________________

3.    __________________    ___________   ___________   ___________________

4.    __________________    ___________   ___________   ___________________

5.    __________________    ___________   ___________   ___________________

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached  statements (if any)  constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                          ------------------------------
                                          Signature

                                          ------------------------------
                                          Print Name

Dated:      _________________

                                                                    APPENDIX IV

                   ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

               BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

You may not engage,  and you may not permit any other  person or entity to engage, in  any  purchase  or  sale  of  publicly-traded  securities  (other  than  Exempt
Securities)  of which you have,  or by reason  of the  transaction  will  acquire,
Beneficial Ownership, except through a registered broker-dealer.

You must also cause each  broker-dealer  who maintains an account for Securities of which you have  beneficial  ownership,  to provide to a  Compliance  Officer,  on a timely  basis,  duplicate  copies  of  confirmations  of  all  transactions  in the account  and  duplicate  statements  for the  account  and you must  report  to the
Compliance  Officer,  within 10 days of the occurrence,  all transactions  effected
without  the  use  of  a  registered   broker-dealer  in  Securities   (other  than
transactions in Exempt Securities).

I have requested that you receive duplicate confirms on my behalf from the following brokers:

--------------------------------------------------------------------------------
      Name              Broker           Account Number    Date Account Opened
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------------------

The following are securities  transactions  that have not been reported and/or executed  other than  through a  Broker-Dealer  (i.e.,  direct  purchase  of a private placement.)

--------------------------------------------------------------------------------
   Date     Buy/Sell    Security Name     Amount        Price    Broker/Issuer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

By  signing  this  document,  I am  certifying  that I have  caused  duplicate confirms and  duplicate  statements to be sent to the  Compliance  Officer for
every  brokerage   account  that  trades  in  Securities   other  than  Exempt
Securities (as defined in the Allianz  Dresdner Asset  Management of America's
Code of Ethics).

----------------              -------------------------------------
Date                          Signature

                                                          APPENDIX IV (cont'd)

1.    Transactions   required  to  be  reported.   You  should   report  every
   transaction in which you acquired or disposed of any  beneficial  ownership
   of  any  security  during  the  calendar  quarter.   The  term  "beneficial
   ownership"  is the  subject of a long  history  of  opinions  and  releases issued by the Securities and Exchange  Commission and generally  means that you would  receive the  benefits of owning a security.  The term  includes, but is not  limited to the  following  cases and any other  examples in the
   Code:

   (A)  Where  the  security  is held for your  benefit  by  others  (brokers, custodians, banks and pledgees);

   (B)  Where  the  security  is  held  for the  benefit  of  members  of your immediate family sharing the same household;

   (C)  Where  securities  are  held by a  corporation,  partnership,  limited liability  company,  investment club or other entity in which you have an equity  interest if you are a controlling  equityholder or you have or share investment control over the securities held by the entity;

   (D)  Where  securities  are held in a trust for which you are a trustee and under which either you or any member of your  immediate  family have a vested interest in the principal or income; and

   (E)  Where  securities  are held in a trust for which you are the  settlor, unless the  consent of all of the  beneficiaries  is required in order for you to revoke the trust.

   Notwithstanding the foregoing,  none of the following  transactions need be reported:

   (A)  Transactions in securities which are direct  obligations of the United
        States;

(B)   Transactions  effected in any  account  over which you have no direct or indirect influence or control; or

(C)   Shares of registered open-end investment companies.

2. Security  Name.  State the name of the issuer and the class of the security
   (e.g.,   common  stock,   preferred  stock  or  designated  issue  of  debt
   securities)  including  the interest  rate,  principal  amount and maturity date, if  applicable.  In the case of the  acquisition  or disposition of a futures contract,  put, call option or other right (hereinafter referred to as  "options"),  state the title of the security  subject to the option and the expiration date of the option.

3. Futures   Transactions.    Please   remember   that   duplicates   of   all
   Confirmations,  Purchase and Sale Reports, and Month-end Statements must be sent to the  firm by your  broker.  Please  double  check  to be sure  this occurs if you report a futures  transaction.  You  should  use the  address below.

4. Transaction  Date.  In the case of a market  transaction,  state  the trade date (not the settlement date).

5. Nature  of  Transaction   (Buy  or  Sale).   State  the  character  of  the
   transaction  (e.g.,  purchase  or sale  of  security,  purchase  or sale of option, or exercise of option).

6. Amount of Security  Involved  (No.  of Shares).  State the number of shares of  stock,  the face  amount  of debt  securities  or other  units of other securities.  For  options,  state the amount of  securities  subject to the option.  If your  ownership  interest  was  through a spouse,  relative  or other natural person or through a partnership,  trust, other entity,  state the  entire  amount of  securities  involved  in the  transaction.  In such cases,  you may also indicate,  if you wish, the extent of your interest in the transaction.

7. Purchase  or Sale  Price.  State the  purchase  or sale  price per share or
   other  unit,   exclusive  of  brokerage   commissions  or  other  costs  of
   execution.  In the  case of an  option,  state  the  price  at  which it is currently  exercisable.  No price need be  reported  for  transactions  not involving cash.

8. Broker,  Dealer  or  Bank  Effecting  Transaction.  State  the  name of the broker, dealer or bank with or through whom the transaction was effected.

9. Signature.  Sign the form in the space provided.

10.   Filing of Report.  A report  should be filed NO LATER THAN 10  CALENDAR
                                                   ---------------------------
   DAYS  after   establishing   a  new   brokerage   account  or  effecting  a
   ----
   non-reported securities transaction with your local Compliance Officer.

                                                                    APPENDIX V

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                         ANNUAL CERTIFICATION OF COMPLIANCE

I hereby  certify that I have  complied with the  requirements  of the Allianz
Dresdner  Asset  Management  of America's  Code of Ethics and Insider  Trading
Policy and Procedures,  for the year ended December 31, ____.  Pursuant to the
Code,  I have  disclosed  or reported  all  personal  securities  holdings and transactions required to be disclosed or reported thereunder,  and complied in all other  respects with the  requirements  of the Code  including the Privacy
Policy.  I also agree to cooperate fully with any  investigation or inquiry as to whether a possible violation of the Code has occurred.

Date: __________                    _______________________________________
                                    Signature

                                    ---------------------------------------
                                    Print Name

                                                                  APPENDIX VI
                       EMPLOYEE TRADE PRECLEARANCE FORM
                 PLEASE USE A SEPARATE FORM FOR EACH SECURITY
-------------------------------------------------------------------------------------------
Name of Employee (please print)

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Department              Supervisor             Telephone              Date

-------------------------------------------------------------------------------------------
Broker                  Account Number         Telephone              Sales Representative
                                               (       )
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

      |_|         Buy   |_|   Sell      Ticker Symbol      Price:               Limit
                                        -------------
                                                           _______              Market
                                                           |_|
-------------------------------------------------------------------------------------------
                                    -----------------------

                                    -----------------------

-------------------------------------------------------------------------------------------
Quantity                Issue (Full Security Description)
------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                        Traded
 Portfolio                 Private    Security in
  Employee       IPO      Placement  Prior 60 days Short Sale     Special Instructions
-------------------------------------------------------------------------------------------
---------------------------------------------------
|_| Yes      |_| Yes     |_| Yes     |_| Yes       |_| Yes
|_| No       |_| No      |_| No      |_| No        |_| No
-------------------------------------------------------------------------------------------
Approvals
-------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
-------------------------------------------------------------------------------------------
Trade Has Been                  Date Approved                  Approved By

|_| Approved      |_| Not
Approved
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Legal / Compliance (if required)
-------------------------------------------------------------------------------------------
   Approvals  are valid until the close of business on the day approval has been  granted.
   Accordingly,  GTC  (good  till  canceled)  orders  are  prohibited.  If a trade  is not executed by the close of business  resubmitting  a new  preclearance  form is required.
   It is each  employee's  responsibility  to  comply  with all  provisions  of the  Code.
   Obtaining  preclearance  satisfies the  preclearance  requirements of the Code and does not imply compliance with the Code's other provisions.

   Preclearance  procedures  apply to all employees and their immediate family (as defined by the Code)  including:  a) all accounts in the name of the employee or the employee's spouse  or  minor  children;  b) all  accounts  in  which  any of such  persons  have a beneficial  interest;  and c) all other  accounts over which any such person  exercises any  investment  discretion.  Please  see the  Code  for  the  complete  definition  of immediate family.

   By signing below the employee  certifies the  following:  The employee  agrees that the above order is in  compliance  with the Code of Ethics and is not based on knowledge of an actual client order within the previous  seven calendar days in the security that is being  purchased  or sold,  or  knowledge  that the  security is being  considered  for purchase or sale in one or more specific client  accounts,  or knowledge of a change or pendency of a change of an  investment  management  recommendation.  The employee  also acknowledges  that  he/she  is  not  in  possession  of  material,  inside  information pertaining to the security or issuer of the security.

-------------------------------------------------------------------------------------------
Employee Signature                             Date

-------------------------------------------------------------------------------------------

 PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE DEPARTMENT FOR
 ---------------------------------------------------------------------------
                             ALL EXECUTED TRADES
                             -------------------

                                                                  APPENDIX VII

                 ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                   PRIVATE PLACEMENT APPROVAL REQUEST FORM
          (MUST ATTACH THE OFFERING MEMO OR SUBSCRIPTION DOCUMENTS)

Date Submitted: ______________

   Employee Name: ___________________________________SSN____-___-_____

Entity/Employee Group: ______________________________________________

Company Name: ____________________________________________________

Business Operations Summary: _________________________________________

Does this company have publicly traded securities?:    |_| Yes      |_| No

Who contacted you regarding this investment?: ____________________________

What is your relationship to the contact person?: ___________________________

What is the total dollar amount of the private placement?:
--------------------

What is the value of your proposed investment?:____________________________

Do you, or the entity you work for, have a relationship with the Company?
|_| Yes  |_| No
If yes, please explain: ________________________________________________
------------------------------------------------------------------

Is this investment suitable for client accounts? |_| Yes      |_| No
If no, please explain: _________________________________________________
------------------------------------------------------------------

Employee signature: ____________________

 Approved |_|      Disapproved |_|   ____________________
Date:____________
                                                       Division Head Signature

Approved |_|      Disapproved |_|   ____________________
Date:____________
                                                       Compliance Officer

                                                                 APPENDIX VIII

                       ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                                           PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients.  We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information.  We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of  providing  you with  products  and  services,  we may obtain non-public  personal  information  about you. This  information  may come from sources  such as account  applications  and other forms,  from other  written, electronic  or  verbal  correspondence,  from  your  transactions,  from  your brokerage or financial advisory firm, financial adviser or consultant,  and/or from information captured on our internet web sites.

We do not  disclose  any  personal or account  information  provided by you or gathered  by us  to  non-affiliated  third  parties,  except  as  required  or permitted by law. As is common in the industry,  non-affiliated  companies may from time to time be used to provide certain  services,  such as preparing and mailing  prospectuses,  reports,  account  statements  and other  information,
conducting   research  on  client   satisfaction  and  gathering   shareholder
proxies.  We may also retain  non-affiliated  companies to market our products
and  enter  in  joint  marketing   agreements  with  other  companies.   These
companies  may have access to your personal and account  information,  but are permitted to use the information  solely to provide the specific service or as otherwise  permitted  by law. We may also  provide  your  personal and account information  to your  brokerage  or  financial  advisory  firm  and/or to your financial adviser or consultant.

We do  reserve  the  right to  disclose  or  report  personal  information  to non-affiliated  third parties, in limited  circumstances,  where we believe in good faith that  disclosure is required under law to cooperate with regulators or law  enforcement  authorities,  to protect  our rights or  property or upon reasonable  request by any mutual fund in which you have chosen to invest.  In addition,  we may  disclose  information  about  you  or  your  accounts  to a non-affiliated  third  party at your  request or if you  consent in writing to the disclosure.

We may  share  client  information  with our  affiliates  in  connection  with servicing your account or to provide you with  information  about products and services that we believe may be of interest to you. The  information  we share may include,  for  example,  your  participation  in our mutual funds or other investment  programs,  your  ownership of certain  types of accounts  (such as
IRAs),  or other data about your accounts.  Our  affiliates,  in turn, are not permitted to share your information with  non-affiliated  entities,  except as required or permitted by law.

We take  seriously  the  obligation  to  safeguard  your  non-public  personal information.  We have  implemented  procedures  designed to restrict access to your  non-public  personal  information to our personnel who need to know that information to provide  products or services to you. To guard your  non-public personal  information,  physical,  electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities:  ADAM of America
L.P, Cadence Capital  Management,  NFJ Investment Group,  PIMCO,  PIMCO Equity
Advisors LLC,  Oppenheimer  Capital LLC, OCC  Distributors  LLC, Allianz Hedge
Fund Partners LP, PIMCO Allianz  Advisors LLC, Allianz Private Client Services
LLC,  PIMCO,  CD  Distributors  LLC, PIMCO Advisors Retail Holdings LLC, PIMCO
Funds Advisors LLC, OpCap  Advisors LLC,  PIMCO Funds:  Multi-Manager  Series;
PIMCO Funds:  Pacific Investment  Management Series;  PIMCO Specialty Markets;
PIMCO Commercial  Mortgage  Securities Trust, Inc., and the OCC Cash Reserves;
Municipal Advantage Fund, Inc.

--------
1 The  antifraud  provisions of United  States  securities  laws reach insider trading or tipping  activity  worldwide  which  defrauds  domestic  securities markets.  In addition,  the Insider Trading and Securities  Fraud  Enforcement
Act specifically  authorizes the SEC to conduct  investigations at the request of foreign governments,  without regard to whether the conduct violates United
States law.
2 The  antifraud  provisions of United  States  securities  laws reach insider trading or tipping  activity  worldwide  which  defrauds  domestic  securities markets.  In addition,  the Insider Trading and Securities  Fraud  Enforcement
Act specifically  authorizes the SEC to conduct  investigations at the request of foreign governments,  without regard to whether the conduct violates United
States law.